Exhibit 99


The Spiegel Group Appoints James M. Brewster Chief Financial Officer

John Steele Promoted to Senior Vice President and Treasurer

DOWNERS GROVE, Ill. - February 27, 2003 - The Spiegel Group (Spiegel, Inc.) today announced that it appointed James M. Brewster senior vice president and chief financial officer for The Spiegel Group on February 26, 2003.
For the past 10 years, Brewster has served as senior vice president and chief financial officer for the company's Newport News subsidiary.
"We are delighted to have someone with Jim's capabilities to step into the position of chief financial officer and make an immediate and meaningful contribution at the corporate level," said Martin Zaepfel, vice chairman, president and chief executive officer of The Spiegel Group.
As senior vice president and chief financial officer of The Spiegel Group, Brewster will report to the CEO and will have responsibility for the company's financial planning and controls as well as the company's strategic activities in the legal, tax, investor relations and loss prevention functions.
Brewster joined Newport News in 1986 as manager of financial systems and moved up through the organization, serving as director of finance, director of inventory control, vice president and treasurer, and vice president and chief financial officer before being promoted to senior vice president and chief financial officer in 1992. Prior to joining The Spiegel Group, Jim worked in various financial positions in banking and public accounting in Norfolk, Va.
A certified public accountant, Jim earned a bachelor's degree in business administration from Hofstra University, Long Island, New York.
In addition, the company announced that on February 26, 2003, John Steele was promoted to senior vice president and treasurer of The Spiegel Group, from his current position of vice president and treasurer of The Spiegel Group. He will now report to the company's CEO.
Prior to joining The Spiegel Group in 1993, Steele was vice president and corporate finance director for Deutsche Bank AG in Chicago. He also has held the position of vice president at Bank of America and at Continental Bank of Chicago, where he began his career and held a number of financial positions.
Steele earned a bachelor of arts degree and a master of business administration degree at Indiana University. He also attended Hamburg University in Hamburg,Germany, and Harlaxton Manor in Grantham, England.

About the Company
The Spiegel Group is a leading international specialty retailer marketing fashionable apparel and home furnishings to customers through catalogs, 560 specialty retail and outlet stores, and e-commerce sites, including eddiebauer.com,newport-news.com and spiegel.com. The Spiegel Group's businesses include Eddie Bauer, Newport News, Spiegel Catalog and First Consumers National Bank. The company's Class A Non-Voting Common Stock trades on the over-the-counter market ("Pink Sheets") under the ticker symbol: SPGLA. Investor relations information is available on The Spiegel Group Web site at http://www.thespiegelgroup.com.

Forward Looking Statements
This report contains statements that are forward-looking within the meaning of applicable federal securities laws and are based upon the Company's current expectations and assumptions. You should not place undue reliance on those statements because they speak only as of the date of this report. Forward-looking statements include information concerning the Company's possible or assumed future results of operations. These statements often include words such as "expect," "plan," "believe," "anticipate", "intend," "estimate," or similar expressions. As you read and consider this report, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results and actual results could differ materially from the forward-looking statements. These factors include, but are not limited to, the uncertainty regarding the Company's ability to enter into new credit facilities with its lending institutions, uncertainty regarding the Company's ability to amend its existing agreement with MBIA, the occurrence and effects of an early amortization events ("Pay Out Events") of the Company's asset-backed securities,the uncertainty relating to the sale or liquidation of the bankcard segment;increased oversight or restrictions by the OCC on the bankcard segment which could reduce the market value of the bankcard segment; the risk associated with fulfilling the obligations set forth in the Bank's disposition plan; the availability of future liquidity support from the Company's majority stockholder; reduction in cash available from the Company's securitization transactions; the financial strength and performance of the retail and direct marketing industry; changes in consumer spending patterns; dependence on the securitization of credit card receivables to fund operations; state and federal laws and regulations related to offering and extending credit; risks associated with collections on the Company's credit card portfolio; interest rate fluctuations; postal rate increases; paper or printing costs; the success of planned merchandising, advertising, marketing and promotional campaigns; and various other factors beyond the Company's control.
All future written and oral forward-looking statements made by the Company or persons acting on the Company's behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for the Company's ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligation or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.